Exhibit 10(xxxi)(6)

AMENDMENT NUMBER SIX TO

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, The Northern Trust Company (the “Company”) maintains The Northern Trust Company Thrift-Incentive Plan, As Amended and Restated Effective January 1, 2005, (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Section 11.1 of the Plan, the Plan is hereby amended effective as of the dates provided herein, as follows:

1.	Effective as of the date this Amendment is executed, to add the word “section” immediately before the term “4975(e)(7)” in section 2.1(bb) of the Plan.

2.	Effective January 1, 2008, to delete the phrase “second paydate” from section 3.1(a)(1) of the Plan and to substitute the phrase “third paydate” therefor.

3.	Effective January 1, 2008, to delete the phrase “and for the period after the end of the Plan Year until the date of distribution” from section 4.4(b) of the Plan.

4.	Effective January 1, 2008, to delete the phrase “and for the period after the end of the Plan Year until the date of forfeiture” from section 5.7(c) of the Plan.

5.	Effective as of the date this Amendment is executed, to add the following as a new last sentence of section 10.6(b) of the Plan:

“The claimant may not bring a legal action in any court under the Plan until the claim and appeal rights described in this section have been exercised and exhausted, and the eligibility or benefits requested in the appeal have been denied, in whole or in part.”

6.	Effective January 1, 2008, to delete the phrase “Chairman and” from section 11.1(b)(ii) of the Plan.

7.	Effective as of the date this Amendment is executed, to add the following as a new last sentence of section 14.6 of the Plan:

“In the event of an overpayment by the Plan, the Company or the Committee shall have the authority to take such actions as the Company or the Committee, in either of their sole discretion, shall deem necessary or appropriate to recover such overpayment, including the authority to bring a legal action in a court of appropriate jurisdiction to recover such overpayment.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 18th of December, 2007 effective as of the dates provided herein.

THE NORTHERN TRUST COMPANY

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and
Human Resources Department Head